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EXHIBIT 99.1

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Financial Officer (949)509-4440

DOWNEY FINANCIAL CORP. ANNOUNCES THIRTEEN
MONTH SELECTED FINANCIAL DATA

          Newport Beach, California – September 15, 2004 – Downey Financial Corp. (NYSE: DSL) today released monthly selected financial data for the thirteen months ended August 31, 2004.

          Downey Financial Corp. is the parent company of Downey Savings and Loan Association, F.A., with assets of $15.2 billion and 165 branches throughout California and three in Arizona.

Table of Contents

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
Monthly Selected Financial Data (Unaudited)

	Aug. 31,	Jul. 31,	Jun. 30,	May 31,	Apr. 30,	Mar. 31,	Feb. 29,	Jan. 31,	Dec. 31,	Nov. 30,	Oct. 31,	Sep. 30,	Aug. 31,
(Dollars in Thousands)	2004	2004	2004	2004	2004	2004	2004	2004	2003	2003	2003	2003	2003

Balance sheet summary
Total assets	$15,230,593	$14,722,398	$14,222,347	$13,469,747	$13,279,872	$13,525,129	$12,028,524	$11,760,289	$11,645,980	$11,348,579	$11,302,269	$11,163,094	$11,576,943
Loans receivable held for investment	12,935,889	12,517,148	12,309,935	11,953,295	11,501,984	11,064,686	10,609,898	10,389,725	10,116,519	9,754,117	9,648,154	9,650,441	9,740,965
Loans held for sale, at lower of cost or fair value	859,695	893,939	661,481	268,018	473,621	529,085	350,909	196,231	279,657	316,517	374,732	335,437	467,857
MBS available for sale, at fair value	317	319	321	323	325	327	329	331	334	1,264	1,538	1,590	1,608
Cash, investment securities and FHLB stock	1,127,900	990,002	924,943	912,531	968,300	1,114,585	751,800	856,312	926,603	953,209	965,156	874,714	1,049,918
Deposits	9,453,724	9,265,419	8,948,238	8,873,389	8,925,205	8,817,173	8,574,472	8,378,974	8,293,758	8,388,866	8,514,067	8,608,068	8,948,050
FHLB advances and other borrowings	4,274,277	4,069,379	3,795,775	3,346,798	3,088,420	2,935,401	2,231,099	2,162,305	2,129,311	1,706,917	1,565,622	1,263,328	1,227,034
Senior notes	197,873	197,937	198,179	-	-	-	-	-	-	-	-	-	-
Junior subordinated debentures (a)	-	-	123,711	123,711	123,711	123,711	123,711	123,711	123,711	123,711	123,711	123,711	123,711
Non-performing assets as a % of total assets	0.26%	0.26%	0.28%	0.33%	0.35%	0.40%	0.48%	0.42%	0.42%	0.49%	0.50%	0.56%	0.53%
Loan activity for the month ended
Loans for investment portfolio:
Originations and purchases:
Residential one-to-four units	$ 649,596	$ 486,924	$ 668,376	$ 770,690	$ 745,995	$ 738,829	$ 460,152	$ 531,489	$ 660,303	$ 382,889	$ 410,141	$ 357,156	$ 301,473
Residential one-to-four units – subprime	80,449	71,535	85,820	55,114	63,754	72,110	46,609	53,826	62,773	31,879	26,467	19,268	17,386
All other	56,844	55,434	64,721	82,060	53,236	51,896	28,401	45,094	59,420	34,692	51,063	25,913	31,212
Repayments	(359,596)	(403,109)	(456,983)	(422,795)	(414,562)	(396,939)	(317,712)	(349,642)	(403,098)	(336,092)	(466,420)	(497,794)	(533,809)
Loans for sale:
Originations and purchases	690,118	768,524	638,047	227,134	414,027	452,967	315,943	158,867	267,608	263,787	357,749	317,762	477,987
Sales	(726,306)	(537,585)	(245,405)	(433,859)	(459,765)	(274,641)	(161,512)	(242,593)	(302,077)	(322,390)	(316,966)	(465,291)	(740,832)
Mortgage loans serviced for others
Total	$10,169,574	$9,635,124	$9,279,359	$9,269,270	$9,141,600	$9,167,834	$9,276,207	$9,353,202	$9,313,948	$9,241,228	$9,132,863	$9,125,469	$9,010,114
With capitalized mortgage servicing rights:
Amount	10,130,863	9,595,335	9,242,641	9,225,547	9,096,452	9,126,444	9,226,052	9,302,028	9,268,308	9,193,686	9,080,795	9,068,209	8,949,903
Weighted average interest rate	5.43%	5.50%	5.61%	5.63%	5.68%	5.73%	5.76%	5.77%	5.79%	5.81%	5.84%	5.87%	5.93%
Interest rate spread data (b)
Weighted average yield:
Loans and MBS	4.43%	4.41%	4.37%	4.43%	4.43%	4.51%	4.56%	4.60%	4.61%	4.75%	4.85%	4.98%	5.08%
Investment securities and FHLB stock	3.88	3.80	3.78	3.61	3.64	3.50	3.20	3.19	3.19	3.14	3.04	2.90	2.52

Interest-earning assets yield	4.39	4.37	4.34	4.39	4.38	4.43	4.49	4.50	4.51	4.63	4.71	4.84	4.87

Weighted average cost:
Deposits	1.77	1.72	1.65	1.57	1.55	1.56	1.56	1.54	1.52	1.57	1.59	1.64	1.64
FHLB advances and other borrowings (c)	2.16	2.07	1.97	1.95	2.09	2.11	2.98	3.04	3.08	3.56	3.79	4.43	4.54
Senior notes	6.50	6.50	6.50	-	-	-	-	-	-	-	-	-	-
Junior subordinated debentures (a)	-	-	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00

Combined funds cost	1.96	1.89	1.90	1.76	1.77	1.78	1.94	1.94	1.94	2.01	2.03	2.09	2.08

Interest rate spread	2.43%	2.48%	2.44%	2.63%	2.61%	2.65%	2.55%	2.56%	2.57%	2.62%	2.68%	2.75%	2.79%

(a)  On July 23, 2004, we redeemed the junior subordinated debentures before their maturity.
(b)  Reflects month end contractual yields and costs and excludes adjustments for non-accrual loans, net deferred costs to originate loans and the amortization of premiums and discounts.
(c)  Included since March 2004 is the impact of permitted interest rate swap hedges against a portion of our FHLB advances. The swap notional amounts total $430 million of receive-fixed, pay-3-month Libor variable interest.